UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: December 8, 2005
(Date of earliest event reported: April 6, 2005)

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1263 Lake Plaza Drive Suite A, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Sprung Construction Inc.
On April 6, 2005, CC Tollgate LLC entered into an agreement with Sprung Construction, Inc (“Sprung”). The agreement relates to the construction of the Company’s casino project in Central City, Colorado. For work performed under this agreement, Sprung is entitled to receive compensation for the cost of work plus an additional 5% fee. The maximum contract price is $1.2 million, subject to additions and deductions by change orders provided by the Company. If at the conclusion of the project, the final price of the project is less than the adjusted maximum contract price, Sprung and the Company shall share the savings on the project with 50% to Sprung and 50% to the Company. Thru September 26, 2005, the Company and Sprung entered into change orders for $8.7 million in additional work on the project, resulting in an adjusted maximum contract price of $9.9 million. The estimated total cost of the project, after accounting for all change orders, is $9.9 million. The estimated completion date of the project has been extended to September 11, 2006.

The summary of the terms of these agreements are qualified in their entirety by their text, copies of which are attached to this Form 8-K as exhibit 10.161 and is incorporated herein by reference.

CFC Construction Inc.
On July 21, 2005, CC Tollgate LLC entered into an agreement with CFC Construction, Inc (“CFC”). The agreement relates to the second phase of construction on the Company’s casino parking garage in Central City, Colorado. For work performed under this agreement, CFC is entitled to receive compensation for the cost of work plus an additional fee of $0.4 million. The additional fee will be adjusted by 4% on all additive change orders. The maximum contract price is $9.1 million, subject to additions and deductions by change orders provided by the Company. As of the date of this filing, the Company has not approved any change orders that increased the maximum contract price. If at the conclusion of the project, the final price of the project is less than the adjusted maximum contract price, CFC and the Company shall share the savings on the project with 50% to CFC and 50% to the Company. The work on the contract is expected to be completed or substantially completed on or before 280 days from commencement of the project.

The summary of the terms of this agreement is qualified in its entirety by its text, a copy of which is attached to this Form 8-K as exhibit 10.162 and is incorporated herein by reference.

Chandos
On December 2, 2005, Century Resorts Alberta Inc. entered into an agreement with Chandos Construction Ltd. (“Chandos”). The agreement relates to the construction on the Company’s casino, hotel and parking facility in Edmonton, Alberta, Canada. For work performed under this agreement, CFC is entitled to receive total compensation, inclusive of value added taxes of approximately 7%, of 24.1 million CAD (approximately $20.7 million). The work on the contract is expected to be substantially completed by November 30, 2006.

The summary of the terms of this agreement is qualified in its entirety by its text, a copy of which is attached to this Form 8-K as exhibit 10.163 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits
10.161 Standard Form of Agreement Between Owner and Contractor where the basis for payment is the COST OF THE WORK PLUS A FEE with a negotiated Guaranteed Maximum Price between the Owner, CC Tollgate LLC, and the Contractor, Sprung Construction, Inc., Subchapter S Corporation, dated April 6, 2005.
10.162 Standard Form of Agreement between Owner and Contractor where the basis for payment is the COST OF THE WORK PLUS A FEE with a negotiated Guaranteed Maximum Price between the Owner, CC Tollgate LLC, and the Contractor, CFC Construction, Inc., dated July 21, 2005.
10.163 Agreement between Century Resorts Alberta Inc. (owner) and Chandos Construction Ltd. (contractor) as of December 2, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: December 8, 2005                         By : /s/ Ray Sienko
                                                                                                                             Ray Sienko, Chief Accounting Officer

EXHIBIT INDEX

10.161 Standard Form of Agreement Between Owner and Contractor where the basis for payment is the COST OF THE WORK PLUS A FEE with a negotiated Guaranteed Maximum Price between the Owner, CC Tollgate LLC, and the Contractor, Sprung Construction, Inc., Subchapter S Corporation, dated April 6, 2005.
10.162 Standard Form of Agreement Between Owner and Contractor where the basis for payment is the COST OF THE WORK PLUS A FEE with a negotiated Guaranteed Maximum Price between the Owner, CC Tollgate LLC, and the Contractor, CFC Construction, Inc., dated July 21, 2005.
10.163 Agreement between Owner and Contractor by and between Century Resorts Alberta Inc. (owner) and Chandos Construction Ltd. (contractor) as of December 2, 2005.